Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-172234, No. 333-205547 and No.333-224865 on Form S-8 and No.333-223754 on Form F-3 of our reports dated April 24, 2020, relating to the financial statements of Daqo New Energy Corp. and the effectiveness of Daqo New Energy Corp.'s internal control over financial reporting, appearing in this Annual Report on Form 20-F of Daqo New Energy Corp. for the year ended December 31, 2019.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Shanghai, China
April 24, 2020